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                                                                    EXHIBIT 23.2
                                                                    ------------

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Ambassadors International, Inc. on Form S-8 of our report, which includes an explanatory paragraph concerning a change in accounting for derivative instruments in 1998 and the impairment of long-lived assets in 1996, dated February 5, 1999, on our audits of the consolidated financial statements of Ambassadors International, Inc. as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


Spokane, Washington
June 14, 1999